ACCUMULATOR®	Please make checks payable to:
ALL SERIES	AXA Equitable
	First-Class Mail:	Express Mail:
Application for an Individual Annuity	AXA Equitable Retirement Service Solutions P.O. Box 1577 Secaucus, NJ 07096-1577	AXA Equitable Retirement Service Solutions 500 Plaza Drive, 6th Floor Secaucus, NJ 07094-3619
For Assistance, please call 800-338-3434 www.axa-equitable.com AXA Advisors, LLC

CONTRACT SPECIFICS

1.	Contract Series and Type

A.	Choose a Contract Series:

•	Series availability varies and is subject to state approval.

☐ Series B	☐ Series L	☐ Series CP®

B.	Choose a Contract Type.

Available for All Series

☐	Non-Qualified

☐	Traditional IRA

☐	Roth IRA

☐	Qualified Plan Defined Contribution (DC)

☐	Qualified Plan Defined Benefit (DB)

NOT available for Series CP®.

☐	Inherited IRA BCO[1] (Direct Transfer of Decedent IRA)

☐	Inherited Roth IRA BCO[1] (Direct Transfer of Decedent Roth IRA)

☐	Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1]

☐	Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO[1]

C.	Total Initial Contribution(s): $

Please review your prospectus to determine the minimum contribution requirements.

Specify Method(s) of Payment:

☐ Check or Wire	☐ Rollover from eligible retirement plan (IRA or Roth)

☐ 1035 Exchange (from Single Owner Contract, NQ only)	☐ IRA Regular Contribution for the year 20 (IRA or Roth)

☐ 1035 Exchange (from Joint Owner Contract, NQ only)	☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA only)[1] (Not available for Series CP®)
☐ CD or Mutual Fund Proceeds (NQ only)

☐ Direct Transfer (IRA or Roth)	☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)[1] (Not available for Series CP®)

[1]	GMIB is not available.

AXA Equitable Life Insurance Company
Home Office: 1290 Avenue of the Americas, New York, NY 10104

	X03728_National	Cat. No. 150636 All Series
ICC12 App 01 ACC13	AXA Advisors, LLC	Page 1 of 9

2.	Account Registration (Please print)

A.	Owner (Must be legal resident of US.)

☐	Individual ☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ UGMA/UTMA (State Child’s SSN )

☐	Other Non-Natural Owner ☐ Beneficiary of Deceased IRA Owner[1]

☐	Non-Spousal Beneficiary of Deceased QP Participant[1]

☐	Male ☐ Female Date of Birth (mm/dd/yyyy) Daytime Phone #

 Name

                                                 (First)                                                              (Middle Initial)     (Last)

 Taxpayer Identification Number (Please check one.)       ☐  SSN      ☐  EIN       ☐  ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted	City	State	ZIP Code

 If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 4.

Email Address

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s 95th Birthday. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

[1]	Not available for Series CP®.

Patriot Act Information[1]

1. Are you a US Citizen? (If “Yes” proceed to question 3.)	☐	Yes	☐	No

2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act permits you to purchase this annuity? (Please attach proper documentation.)	☐	Yes	☐	No

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation	4. Your Employer

 Owner Form of Identification (Please check one.)             ☐    Valid Driver’s License       ☐    Passport       ☐    State Issued ID

Identification Number	Exp. Date (mm/dd/yyyy)

[1]	The annuitant must complete this section if the owner is not an individual.

B.	Joint Owner (Must be legal resident of US.)

•	The individual designated below is the Joint Owner.

☐	Male ☐ Female Date of Birth (mm/dd/yyyy) Daytime Phone #

Name (First) (Middle Initial) (Last)	Taxpayer Identification Number (Please check one.)	☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted	City	State	ZIP Code

Email Address

 Joint Owner Form of Identification (Please check one.)                     ☐    Valid Driver’s License           ☐    Passport           ☐    State Issued ID

Identification Number	Exp. Date (mm/dd/yyyy)

Accumulator — All Series
ICC12 App 01 ACC13	Page 2 of 9

C.	Annuitant (If other than Owner.)[1]

☐	Male ☐ Female Date of Birth (mm/dd/yyyy) Daytime Phone #

Name

                                                 (First)                                                              (Middle Initial)                                                          (Last)

Taxpayer Identification Number (Please check one.)       ☐  SSN      ☐  EIN       ☐  ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted	City	State	ZIP Code

[1]	Annuitant must complete the Patriot Act Information section if the owner is NOT an individual.

D.	Joint Annuitant

•	For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

☐	Male ☐ Female Date of Birth (mm/dd/yyyy) Daytime Phone #

Name (First) (Middle Initial) (Last)	Taxpayer Identification Number (Please check one.)	☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted	City	State	ZIP Code

3.	Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A.	Primary

1.		%
	Primary Beneficiary Name		Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN
Date of Birth

Address	Phone #

2.		%
	Primary Beneficiary Name		Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN
Date of Birth

Address	Phone #

3.		%
	Primary Beneficiary Name		Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN
Date of Birth

Address	Phone #

B.	Contingent

1.		%
	Contingent Beneficiary Name		Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN
Date of Birth

Address	Phone #

2.		%
	Contingent Beneficiary Name		Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN	/ /
Date of Birth

Address	Phone #

3.		%
	Contingent Beneficiary Name		Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN
Date of Birth

Address	Phone #

[1]	Please enter the relationship to the annuitant when the Owner is not an Individual.

Accumulator — All Series
ICC12 App 01 ACC13	Page 3 of 9

4.	Optional Benefit Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection.

A.	Guaranteed Minimum Income Benefit (GMIB)[1]

Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section.

• GMIB is declined unless “Yes” is checked below.

• Owner issue ages 20-80.[2] (If the Owner’s issue age is 66 or older, only the Highest Anniversary Value GMDB and the Return of Principal GMDB are available.)

• The maximum Owner issue age for the “Greater of” GMDB in A1 and A2 below is age 65.

There are two rollup rates associated with the GMIB and the rollup benefit base of the “Greater of” GMDB. The Deferral Rollup rate of 5% is applicable until the contract year in which you begin taking withdrawals from the contract. If withdrawals begin after the contract date anniversary when the Owner is age 64, the Annual Rollup rate will be 5%. If withdrawals begin on or prior to the contract date anniversary when the Owner Is age 64, the Annual Rollup rate will be 4.5%.

You may ONLY pick GMIB I—Asset Allocation or GMIB II—Custom Selection, not both.

1.	GMIB I—Asset Allocation

•	If you elect GMIB I, you must elect Option A in Section 7.

 Choose One: (If the Owner’s issue age is 66 or older, only the Highest Anniversary Value GMDB and the Return of Principal GMDB are available.)

☐	Yes, I wish to elect GMIB I and “Greater of” GMDB I

☐	Yes, I wish to elect GMIB I and Highest Anniversary Value to Age 85 GMDB

☐	Yes, I wish to elect GMIB I and Return of Principal GMDB[3]

2.	GMIB II—Custom Selection

•	If you elect GMIB II, you can elect either Option A or B in Section 7.

 Choose One: (If the Owner’s issue age is 66 or older, only the Highest Anniversary Value GMDB and the Return of Principal GMDB are available.)

☐	Yes, I wish to elect GMIB II and “Greater of” GMDB II

☐	Yes, I wish to elect GMIB II and Highest Anniversary Value to Age 85 GMDB

☐	Yes, I wish to elect GMIB II and Return of Principal GMDB[3]

B.	Guaranteed Minimum Death Benefit (GMDB)

If you elected GMIB do not complete this section.

• If you did not elect GMIB, this section is MANDATORY.

• For Owner issue ages 81-85[2], the Contract will be issued with Return of Principal GMDB.

☐ Return of Principal GMDB[3]– Owner issue ages 0-85

☐ Highest Anniversary Value – Owner issue ages 0-80[2]

C.	Earnings Enhancement Benefit (EEB)

 EEB is declined unless “Yes” is checked below.

☐	Yes, I wish to elect the EEB[4] – Owner issue ages 0-75[2]

5.	Annual Reset Election

If you elected GMIB I or GMIB II in section 4A, your contract will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected “Greater of” GMDB each year that I am eligible.

 To opt out of the Automatic Reset Program, please check the box below.

☐ I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

☐ Customized Reset Program Reset my GMIB and if elected “Greater of” GMDB each year up to and including the contract anniversary date in the year only. I understand that resets will only occur during this time period if I am eligible.
(yyyy)

Resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new wait period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 85.

[1]	Not available for Inherited IRA/Inherited Roth IRA.
[2]	The maximum issue age for Series CP® is 70, therefore any references to Owner issue ages 71 and older do not apply.
[3]	There is no charge for the Return of Principal death benefit.
[4]	Not available for Qualified Plan Defined Benefit or Qualified Plan Defined Contribution.

Accumulator — All Series
ICC12 App 01 ACC13	Page 4 of 9

6.	Special Dollar Cost Averaging Programs

•

If you elect a Special DCA program below, you must allocate 100% of your initial contribution to that Special DCA program. You must also choose the Investment Options in Section 7 to which amounts will be transferred from the Special DCA Account.

•	All future contributions will be allocated according to the percentages below unless instructed otherwise by you.

•	Contributions received after the Special DCA program terminates will be allocated to the Investment Options according to the instructions below.

        Check box for one time period.

☐ 3 months	☐ 6 months	☐ 12 months

•	Special DCA – Applies if Series B or Series L is elected in Section 1.

•	Special Money Market DCA – Applies if Series CP® is elected in Section 1.

•	You may have one DCA program in effect at any given time.

7.	Investment Selection

Contribution Allocation – You must allocate your initial contribution among Fixed Account and/or VIOs below using the Contribution Allocation Column, which must total 100%. All future contributions will be allocated according to the percentage below unless instructed otherwise by you.

Option A-Asset Allocation:

If GMIB I, Asset Allocation was elected you MUST choose Option A.

If GMIB II, Custom Selection was elected you may choose either Option A below or Option B on page 6.

Contribution

Allocation %

(Required)

Fixed Account — Percentages must be whole numbers

                 % Guaranteed Interest Option (GIO)

The maximum allocation to GIO is 25% of your Contribution.

Variable Investment Options — Percentages must be whole numbers

Asset Allocation

                 % AXA Balanced Strategy

                 % AXA Conservative Growth Strategy

                 % AXA Conservative Strategy

                 % AXA Growth Strategy

                 % AXA Moderate Growth Strategy

                 % EQ/AllianceBernstein Dynamic Wealth Strategies

                 % EQ/Money Market

    100%

 TOTAL

Accumulator — All Series
ICC12 App 01 ACC13	Page 5 of 9

Option B-Custom Selection:

•	Percentages must be whole numbers.

•	Under Option B, your account value is automatically rebalanced to these allocations quarterly, based on your Contract Year.

•	Option B is not available if you elected GMIB I – Asset Allocation in Section 4.

Contribution

Allocation %

(Required)

Category 1:

Fixed Income - You must allocate at least 30% of your Contribution to this Investment Option Category.

*	You may not allocate more than 30% to this fund.

                 % EQ/Core Bond Index

                 % EQ/Intermediate Government Bond

                 % EQ/Money Market*

                 % EQ/Quality Bond PLUS

                 % Multimanager Core Bond

Category 2:

Asset Allocation/Indexed - You may allocate up to 70% of your Contribution to this Investment Option Category. You must allocate at least 20% of your Contribution to this Investment Option Category if you select funds within Category 3 or Category 4.

*	You may not exceed 40% per fund.

                 % AXA Balanced Strategy

                 % AXA Conservative Growth Strategy

                 % AXA Conservative Strategy

                 % AXA Growth Strategy

                 % AXA Moderate Growth Strategy

                 % AXA Tactical Manager 400*

                 % AXA Tactical Manager 500*

                 % AXA Tactical Manager 2000*

                 % AXA Tactical Manager International*

                 % EQ/AllianceBernstein Dynamic  Wealth Strategies

Category 3:

Core Diversified - You may allocate up to 50% of your Contribution to this Investment Option Category. You may not exceed 25% per fund within this category.

You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category.

                 % EQ/AXA Franklin Small Cap Value Core

                 % EQ/Equity Growth PLUS

                 % EQ/Franklin Core Balanced

                 % EQ/Franklin Templeton Allocation

                 % EQ/Global Bond PLUS

                 % EQ/Global Multi-Sector Equity

                 % EQ/International Core PLUS

Contribution

Allocation %

(Required)

Category 3 (continued):

                 % EQ/Large Cap Core PLUS

                 % EQ/Large Cap Growth PLUS

                 % EQ/Large Cap Value PLUS

                 % EQ/Mid Cap Value PLUS

                 % EQ/Mutual Large Cap Equity

                 % EQ/Templeton Global Equity

                 % Multimanager Aggressive Equity

                 % Multimanager International Equity

                 % Multimanager Large Cap Core Equity

                 % Multimanager Large Cap Value

                 % Multimanager Mid Cap Growth

                 % Multimanager Mid Cap Value

                 % Multimanager Multi-Sector Bond

                 % Multimanager Small Cap Growth

                 % Multimanager Small Cap Value

Category 4:

Manager Select - You may allocate up to 25% of your contribution to this Investment Option Category. You may not exceed 15% per fund within this Category.

You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category.

                 % EQ/AllianceBernstein Small Cap Growth

                 % EQ/Boston Advisors Equity Income

                 % EQ/Calvert Socially Responsible

                 % EQ/Capital Guardian Research

                 % EQ/Davis New York Venture

                 % EQ/JPMorgan Value Opportunities

                 % EQ/Lord Abbett Large Cap Core

                 % EQ/MFS International Growth

                 % EQ/Montag & Caldwell Growth

                 % EQ/Morgan Stanley Mid Cap Growth

                 % EQ/Oppenheimer Global

                 % EQ/PIMCO Ultra Short Bond

                 % EQ/T. Rowe Price Growth Stock

                 % EQ/UBS Growth and Income

                 % EQ/Van Kampen Comstock

                 % EQ/Wells Fargo Omega Growth

                 % Multimanager Technology

OPTION B TOTALS - MUST EQUAL 100%

               % +                % +                % +                % =   100%

Category 1     Category 2     Category 3   Category 4   TOTAL

Accumulator — All Series
ICC12 App 01 ACC13	Page 6 of 9

8.	Broker Transfer Authority Disclosure

☐ Yes. I have given authority to my Financial Professional to act as my agent and provide to AXA Equitable Investment Option transfer instructions by telephone or electronically, and I hereby authorize AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our processing office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the financial professionals ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

9.	Current Insurance

1. Do you have any other existing life insurance or annuities?	☐ Yes ☐ No

2.      Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued?

☐ Yes ☐ No

If Yes to question number 2, complete the following:

Company	Type of Plan	Year Issued	Contract Number

Company	Type of Plan	Year Issued	Contract Number

Company	Type of Plan	Year Issued	Contract Number

10.	Contract State

The Contract State is your state of primary residence (Owner’s primary residential address from Section 2) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

☐	I have a second residence where the application was signed (the state of sale) or

☐	I work or conduct business in the state where the application was signed (the state of sale).

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

11.	Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

12.	Fraud Warnings

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Accumulator — All Series
ICC12 App 01 ACC13	Page 7 of 9

13.	Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

•

ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

•

In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.

•	Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct.

•	All information and statements furnished in this application are true and complete to the best of my knowledge and belief.

•	AXA Equitable may accept amendments to this application provided by me or under my authority.

•

No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.

•	Charges under the Contract generally apply for the duration of the Contract.

•	Fees, Charges and Investment Options vary by Series.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

•	No optional benefits are elected unless I checked the appropriate boxes in Section 4. Some elections may not be changed after the Contract has been issued to me.

•	There are additional charges for an optional benefit elected in Section 4.

•	Withdrawals under the Contract may reduce my optional benefit(s).

•

The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only.

•

Depending on my/our age, a GMIB and GMDB elected in Section 4 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 70 1/2 and such distributions that are withdrawn from the Contract may significantly reduce the benefit.

•

Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected “Greater of” GMDB Rollup Benefit Base each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of 10 years or the original exercise date (but not later than age 85) which may be started beginning on each Contract Date Anniversary that the GMIB and if elected “Greater of” GMDB Rollup Benefit Base is reset. If my Annuity Account Value does not exceed my GMIB benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable’s processing office at least 1 business day prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 85th birthday. There will be no further roll ups or resets to my GMIB benefit base after that time.

•

We reserve the right to charge for the Guaranteed Minimum Income Benefit Rider and the “Greater of” Guaranteed Minimum Death Benefit rider up to a maximum rate of 2.20% each if the GMIB I/GMDB I is elected and 2.50% each if GMIB II/GMDB II is elected at any time. You will have the option to exercise the GMIB or drop the GMIB and GMDB if a fee increase is imposed. If we increase the charge for riders, you may elect to terminate your riders by submitting a written request to our Processing Office.

I acknowledge that I have received the most current prospectus for Accumulator. After reviewing my financial information and goals with my Financial Professional, I believe that this Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk “CD”, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

☐ By checking this box, providing my e-mail address, and signing the application below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable’s electronic delivery so that I may receive all statements, confirms and prospectus mailings electronically.

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application.

X
	Proposed Owner’s Signature Signed at:	City,	State	Date

X
	Proposed Annuitant’s Signature (if other than Owner) Signed at:	City,	State	Date

X
	Proposed Joint Owner’s Signature (if other than Annuitant) Signed at:	City,	State	Date

X
	Proposed Joint Annuitant’s Signature (if other than Owner) Signed at:	City,	State	Date

Accumulator — All Series
ICC12 App 01 ACC13	Page 8 of 9

14. Financial Professional Section

1.	Does the Proposed Owner have any existing life insurance or annuity contracts?[1]	☐ Yes	☐ No

2.	Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)?[1]	☐ Yes	☐ No

3.	Did you verify the identity by reviewing the driver’s license/passport of each Owner/Annuitant, inquire about the source of the customer’s assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official?	☐ Yes	☐ No

4.	Is the Proposed Insured currently an Active Duty* Member of the Armed Forces?	☐ Yes	☐ No

(If “Yes”, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* “Active Duty” means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X
	Primary Financial Professional Signature	Social Security Number		Agent Code

			%	( ) -
	Print Name			Phone Number

	Client Account Number	Email Address		Agent Location

X
	Secondary Financial Professional Signature	Social Security Number		Agent Code

			%	( ) -
	Print Name			Phone Number

X
	Tertiary Financial Professional Signature	Social Security Number		Agent Code

			%	( ) -
	Print Name			Phone Number

Financial Professional Use Only. Contact your home office for program information.

☐ Option I ☐ Option II

(Once selected, program cannot be changed.)

1 Please confirm that your response to this question is consistent with the response provided in section 9, Current Insurance.

Accumulator — All Series
ICC12 App 01 ACC13	Cat No. 150636 Page 9 of 9

Accumulator® 13

Application Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 1. Contract Specifics—Initial Contribution Information

Please see the prospectus for contract minimums and maximums before entering your Total Initial Contribution.

Contract Specifics—Type of Contract	Minimum Initial Contribution Required
Series B, L, and CP	$25,000

Note: Maximum contribution limits may apply.

Section 1. Contract Specifics—Method of Payment

Please refer to the instructions in Section 2 for additional forms needed. All checks must be made payable to AXA Equitable and received in the Processing office by the required deadline. In a 1035 exchange, rollover or direct transfer, the certificate/contract is not issued until the funds are received by AXA Equitable. Please speak with your Financial Professional for more details.

Traditional and Roth IRAs

When You Can Make “Regular” Contributions

“Regular” traditional IRA or Roth IRA contributions up to the maximum amount permitted by federal tax law can be made for the current calendar year or can be made between January 1 and April 15 of the current calendar year and designated as being made for the immediately preceding calendar year. If you do not designate the appropriate year, we will treat the “regular” contribution as being made for the current calendar year.

Traditional IRA

Special Instructions

(owner/annuitant age 70 1/2 or older)

The “Request to effect IRA or other qualified account direct rollover/transfer to an Accumulator® Series IRA” (cat. no. 126845) form is required if you are checking any of the options under “Rollover IRA” or for any inbound IRA direct transfer or direct rollover.

If this is a Rollover IRA and you are or will be at least age 70 1/2 in the current calendar year, your contribution must be net of the required minimum distribution for the tax year in which the certificate/contract will be issued. This rule applies regardless of whether the source of funds is a direct rollover from a qualified plan or traditional IRA rollover or transfer. Before you sign the enrollment form/application, you should consult with your tax adviser to make sure you are in compliance with minimum distribution requirements that may apply to you.

(Additional instructions continued on next page.)

X03726_i	1

Roth IRA

Special Instructions

The “Request to effect IRA or other qualified account direct rollover/transfer to an Accumulator® Series IRA” (cat. no. 126845) form is required if you are checking any of the options under “Roth IRA”, or for any inbound Roth IRA direct transfer or direct rollover.

If you are purchasing a Roth IRA by using a conversion rollover from a Traditional IRA, please discuss with your tax adviser the following considerations before you complete the enrollment form/application.

•	The conversion of your traditional IRA will be taxable.

•	Amounts contributed to this certificate/contract could be subject to a 6% excise tax on excess contributions to a Roth IRA if you violate any of these rules.

•

If you are or will be at least age 70 1/2 in the calendar year you are converting traditional IRA funds, your conversion rollover contribution to the Roth IRA must be net of the required minimum distribution for the tax year which applies to your traditional IRA.

Section 2. Account Registration—Owner

Please note the additional forms required to fill out this section.

Type of Contract	Additional Forms Needed	Special Instructions
Trust Other Non-natural Owner	129893	None

UGMA/UTMA	None	The Owner information must contain the Custodian’s information. The minor child’s social security number must be shown when UGMA/UTMA is selected as the type of owner. The beneficiary named in Section 4 must be the estate of the annuitant.

All IRA	126845	The owner and the annuitant must be the same person. If the annuitant/ owner is age 70 1/2 special rules may apply. Please refer to the prospectus.

Qualified Plan — Defined Contribution (DC)	127692/ Applicable ERISA form	The Owner information must also contain: 1) the Employer Name and 2) the Employer Plan Name.
Qualified Plan — Defined Benefit (DB)	138147/ Applicable ERISA form

Non–Qualified (NQ)	126735	This form is only required for section 1035 exchanges.
	129413	This form is only required for partial section 1035 exchanges.
	126734	This form is used to transfer money from a Certificate of Deposit or from a Mutual Fund.

Inherited IRA BCO (Traditional or Roth)	131149	Type of Owner: Please check only “Beneficiary of Deceased IRA Owner.”
	132051	Name of owner must follow this format: “John Doe, Jr. as beneficiary of John Doe, Sr. IRA.”
	147777	If this is not a direct transfer from an IRA but is a direct rollover from an
	147778	“Applicable Plan” [401 qualified plan, 403(a) contract, 403(b) or governmental employer 457(b) plan] to an Inherited Traditional IRA BCO, name of owner must follow this format: “John Doe Jr. APBO John Doe Sr. deceased”. “APBO” stands for “as Plan beneficiary of.”

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